Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Archer-Daniels-Midland Company
Subsidiaries of the Registrant
December 31, 2022

The following is a list of the Company's subsidiaries as of December 31, 2022, which may not include certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02 (w)).

Entity Name	Country	Domestic Jurisdiction
ADGENE LABORATOIRE	France	France
ADM (Shanghai) Management Co., Ltd.	China	China
ADM (Thailand) Ltd.	Thailand	Thailand
ADM Ag Holding Limited	British Virgin Islands	British Virgin Islands
ADM Agri Services Greece MEPE	Greece	Greece
ADM Agricultural Commodities Trading (Tianjin) Co., Ltd.	China	China
ADM Agriculture Limited	UK	United Kingdom
ADM Agri-Industries Company	Nova Scotia	Canada
ADM Agro Iberica S.L.U.	Spain	Spain
ADM Agro Industries India Private Limited	India	India
ADM Agro Industries Kota & Akola Private Limited	India	India
ADM Agro Industries Latur & Vizag Private Limited	India	India
ADM AGRO S.R.L.	Argentina	Argentina
ADM Agroinvestimentos Ltda.	Brazil	Brazil
ADM Alliance Nutrition of Puerto Rico, LLC	Puerto Rico	United States
ADM Americas S. de R.L.	Panama	Panama
ADM Andina Peru S.R.L.	Peru	Peru
ADM Animal Health & Nutrition (Dalian) Ltd.	China	China
ADM Animal Health & Nutrition (Nanjing) Co., Ltd.	China	China
ADM Animal Nutrition (Cambodia) Co., Ltd.	Phnom Penh Municipality	Cambodia
ADM Animal Nutrition (Xiangtan) Co.,Ltd.	China	China
ADM Animal Nutrition (Zhangzhou) Co., Ltd.	China	China
ADM Animal Nutrition Asia Pte. Ltd.	Singapore	Singapore
ADM Animal Nutrition Czechia s.r.o.	Czech Republic	Czech Republic
ADM Animal Nutrition Italy S.R.L.	Italy	Italy
ADM Animal Nutrition Spain, S.A.	Spain	Spain
ADM ANTWERP NV	Belgium	Belgium
ADM Arkady Ireland Limited	Ireland	Ireland
ADM Armazéns Gerais Ltda.	Brazil	Brazil
ADM Asia-Pacific Trading Pte. Ltd.	Singapore	Singapore
ADM Australia Holdings I Pty Limited	Australia	Australia
ADM Australia Pty. Limited	Australia	Australia
ADM Bazancourt SASU	France	France
ADM Besin ve Tarim Anonim Sirketi	Turkey	Turkey
ADM Bio-Productos, S.A. de C.V.	Mexico	Mexico

ADM Bio-Science & Technology (Tianjin) Co., Ltd.	China	China
ADM Bulgaria Trading EOOD	Bulgaria	Bulgaria
ADM CARIBBEAN INC.	St. Lucia	St. Lucia
ADM Chile Comercial Limitada	Santiago	Chile
ADM Clinton BioProcessing, Inc.	Delaware	United States
ADM Cork H&W Limited	Ireland	Ireland
ADM Czernin S.A.	Poland	Poland
ADM Denmark A/S	Denmark	Denmark
ADM Direct Polska Sp. z o.o.	Poland	Poland
ADM DO BRASIL LTDA.	Brazil	Brazil
ADM Dominican Holdings, Inc.	Delaware	United States
ADM Dominicana S.A.	Dominican Republic	Dominican Republic
ADM Edible Bean Specialties, Inc.	Michigan	United States
ADM Egypt LLC	Egypt	Egypt
ADM El Salvador, Ltda. de C.V.	El Salvador	El Salvador
ADM EMEA Corporate Services GmbH	Germany	Germany
ADM Europe Holdco, S.L.	Spain	Spain
ADM European Management Holding B.V. & Co. KG	Germany	Germany
ADM Expatriate Services, Inc.	Delaware	United States
ADM Export Co.	Delaware	United States
ADM Food Technology (Beijing) Co., Ltd.	China	China
ADM Food Technology (Pinghu) Co., Ltd.	China	China
ADM France	France	France
ADM Fuels Company	Delaware	United States
ADM German Holdings B.V.	NL	Netherlands
ADM Germany GmbH	Germany	Germany
ADM Grain Costa Rica S.R.L.	Costa Rica	Costa Rica
ADM Grain de Venezuela	Venezuela	Venezuela
ADM Grain River System, Inc.	Delaware	United States
ADM Guatemala Limitada	Guatemala	Guatemala
ADM Hamburg Aktiengesellschaft	Germany	Germany
ADM Holding (Thailand) Ltd.	Thailand	Thailand
ADM Holdings LLC	Delaware	United States
ADM Honduras S.de R.L.	Honduras	Honduras
ADM Human Nutrition Proprietary Limited	South Africa	South Africa
ADM Hundested ApS	Denmark	Denmark
ADM Inca S.A.C.	Peru	Peru
ADM Industries Centers Ltd	Israel	Israel
ADM INGREDIENTS S.R.L.	Argentina	Argentina
ADM International Holdings, Inc.	Delaware	United States
ADM International Sàrl	Switzerland	Switzerland
ADM Investments Limited	Cayman Islands	Cayman Islands
ADM Investor Services International Limited	UK	United Kingdom
ADM Investor Services, Inc.	Delaware	United States
ADM Ireland Receivables Company Limited	Ireland	Ireland
ADM Ireland Receivables Company Limited	Ireland	Ireland
ADM Japan Ltd.	Japan	Japan
ADM Latin America, Inc.	Delaware	United States

ADM Logistics, Inc.	Delaware	United States
ADM Mainz GmbH	Germany	Germany
ADM Malbork S.A.	Poland	Poland
ADM MANAGEMENT LTD.	Cayman Islands	Cayman Islands
ADM Medsofts Sarl	Switzerland	Switzerland
ADM Mexico S.A. de C.V.	Mexico	Mexico
ADM Mexico, Inc.	Delaware	United States
ADM Milling Co.	Minnesota	United States
ADM Milling Limited	UK	United Kingdom
ADM MOROCCO S.A.	Morocco	Morocco
ADM Myanmar Company Limited	Myanmar	Myanmar
ADM New Zealand Limited	New Zealand	New Zealand
ADM Nicaragua SA	Nicaragua	Nicaragua
ADM Nutrition South Africa Pty Ltd	South Africa	South Africa
ADM Olomouc s.r.o.	Czech Republic	Czech Republic
ADM Panama S. De R.L.	Panama	Panama
ADM Paraguay S.R.L.	Paraguay	Paraguay
ADM Participações Ltda.	Brazil	Brazil
ADM Poland Sp. z o.o.	Poland	Poland
ADM PORTUGAL, SA	Portugal	Portugal
ADM Protexin Limited	England	United Kingdom
ADM Protexin, Inc.	Delaware	United States
ADM Pura Limited	UK	United Kingdom
ADM Razgrad EAD	Bulgaria	Bulgaria
ADM Receivables, LLC	Delaware	United States
ADM Rice, Inc.	Delaware	United States
ADM Ringaskiddy Unlimited Company	Ireland	Ireland
ADM Romania Trading S.R.L.	Ireland	Ireland
ADM Services B.V.	NL	Netherlands
ADM SERVICIOS, S.A. DE C.V.	Mexico	Mexico
ADM Slovakia, s.r.o.	Slovakia (Slovak Republic)	Slovakia (Slovak Republic)
ADM Specialty Ingredients (Europe) B.V.	NL	Netherlands
ADM Spyck GmbH	Germany	Germany
ADM STF DMCC	Dubai	United Arab Emirates
ADM STF Pte. Ltd.	Singapore	Singapore
ADM STF Switzerland Sarl	Switzerland	Switzerland
ADM Sweden AB	Sweden	Sweden
ADM Szamotuly Sp. z o.o.	Poland	Poland
ADM Trading (UK) Limited	England	United Kingdom
ADM Trading Australia Pty. Ltd.	Australia	Australia
ADM Trading Company	Delaware	United States
ADM Trading Cote D'Ivoire	Abidjan	Cote D'Ivoire
ADM Transportation Company	Delaware	United States
ADM Trucking, Inc.	Delaware	United States

ADM Turkey Tarım Ticaret A.S.	Turkey	Turkey
ADM Unterstutzungskasse GmbH	Germany	Germany
ADM Uruguay SCA	Uruguay	Uruguay
ADM Ventures Investment Corp.	Delaware	United States
ADM WILD Europe GmbH & Co. KG	Germany	Germany
ADM Wild Gida Sanayi ve Ticaret Limited Sirketi	Turkey	Turkey
ADM WILD Nauen GmbH	Germany	Germany
ADM WILD Netherlands B.V.	Netherlands	Netherlands
ADM WILD SEE Kft	Hungary	Hungary
ADM Wild UK Limited	England	United Kingdom
ADM WILD Valencia SAU	Spain	Spain
ADM Worldwide Holdings L.P.	Cayman Islands	Cayman Islands
ADMEcuador CIA. Ltda.	Ecuador	Ecuador
ADMIS Holding Company, Inc.	Delaware	United States
ADMIS Hong Kong Limited	Hong Kong	Hong Kong
ADMIS SINGAPORE PTE. LIMITED	Singapore	Singapore
AGRANIX	France	France
Agri Port Services Brasil Ltda.	Brazil	Brazil
Agri Port Services Investments Ltd.	Cayman Islands	Cayman Islands
Agri Port Services, LLC	Delaware	United States
Agricolas Madagascar SARLU	Madagascar	Madagascar
Agrinational Insurance Company	Vermont	United States
Agrograin, Ltd.	Cayman Islands	Cayman Islands
AIC Seguros S.R.L.	Paraguay	Paraguay
Alfrebro, LLC	Ohio	United States
Alfred C. Toepfer International Netherlands B.V.	NL	Netherlands
Alimentos Texo SA de CV	Mexico	Mexico
American River Transportation Co., LLC	Delaware	United States
AMT West LLC	Delaware	United States
Anco Animal Nutrition Competence GmbH	Austria	Austria
Archer Daniels Midland (UK) Limited	England	United Kingdom
Archer Daniels Midland Asia-Pacific Limited	Hong Kong	Hong Kong
Archer Daniels Midland Company South Africa (Pty) Ltd.	South Africa	South Africa
Archer Daniels Midland Erith Limited	England	United Kingdom
Archer Daniels Midland Europe B.V.	NL	Netherlands
Archer Daniels Midland Europoort B.V.	NL	Netherlands
Archer Daniels Midland Korea LLC	South Korea	Korea, Republic Of
Archer Daniels Midland Singapore, Pte. Ltd.	Singapore	Singapore
Archer Daniels Midland Vietnam Company Limited	Vietnam	Viet Nam
Archer Daniels Midland Wild Nigeria Ltd.	Nigeria	Nigeria
Archer Financial Services, Inc.	Delaware	United States
Archer-Daniels-Midland Philippines, Inc.	Philippines	Philippines
Arinos Unlimited	Trinidad	Trinidad And Tobago
AT Holdings II Company	Delaware	United States
Balanceados Nova S.A. Balnova	Ecuador	Ecuador
Balto Holdco, LLC	Delaware	United States

Barbados Mills Limited	Barbados	Barbados
Bela Vista Bio Etanol Participações Ltda.	Brazil	Brazil
Belize Mills Limited	Belize	Belize
Benson-Quinn Commodities, Inc.	Minnesota	United States
Bern Aqua	Belgium	Belgium
Bifodan, Inc.	Delaware	United States
BIOPOLIS, S.L.	Spain	Spain
BQ Railroad Company	North Dakota	United States
BTECH Tecnologias Agropecuárias e Comércio Ltda.	Brazil	Brazil
Caribbean Agro-Industries Limited	Grenada	Grenada
CI ADM Colombia Ltda.	Colombia	Colombia
Columbia & Willamette Maritime Services, Inc.	Delaware	United States
Compania ADM, S.A. de C.V.	Mexico	Mexico
CONTROLADORA ADM, S.A. DE C.V.	Mexico	Mexico
Crosswind Petfoods, Inc.	Kansas	United States
Daavision B.V.	Netherlands	Netherlands
DE Holdings LLC	Georgia	United States
Deerland Holdings, Inc.	Delaware	United States
Deerland Probiotics & Enzymes, Inc.	Delaware	United States
DP Holdings LLC	Georgia	United States
Eatem Corporation	New Jersey	United States
Empresa de Transporte La Estrella S.R.L.	Paraguay	Paraguay
Epicore Bionetworks Inc.	Alberta	Canada
Epicore Ecuador S.A.	Ecuador	Ecuador
Epicore Networks (U.S.A.), Inc.	New Jersey	United States
Erich Ziegler GmbH	Germany	Germany
Evialis (Shandong) Co., Ltd.	Shandong	China
EVIALIS FRANCE	France	France
Evialis India Limited	Mumbai	India
FINANCIERE FRANCO MAGYAR POUR LA NUTRITION ANIMALE - FFMNA	France	France
FISA Andina S.A.S.	Colombia	Colombia
FISAromas, S.A.S.	Colombia	Colombia
Flavor Infusion International, S.A.	Panama	Panama
Florida Chemical Company, LLC	Delaware	United States
Flotek Flavor & Fragrance, LLC	Delaware	United States
GLOBAL COCOA HOLDINGS LTD.	Cayman Islands	Cayman Islands
Golden Farm Production & Commerce Company Limited	Vietnam	Viet Nam
Golden Peanut and Tree Nut Seed SA (Pty) Ltd.	South Africa	South Africa
Golden Peanut and Tree Nuts S.A.	Argentina	Argentina
Golden Peanut Company, LLC	Georgia	United States
GP Blanching, Inc.	Georgia	United States
GPC Trucking, Inc.	Delaware	United States
Green Bison Soy Processing, LLC	Delaware	United States
GROUPE PILARDIERE	France	France
Guyomarc'h - VCN Company Limited	Hanoi	Viet Nam
Guyomarc'h Vietnam Co., Ltd.	Vietnam	Viet Nam
Guyovital PT	Jakarta	Indonesia
HFR Shipping Company Ltd.	The Republic of the Marshall Islands	The Republic of the Marshall Islands

HI-NUTRIENTS INTERNATIONAL LIMITED	Nigeria	Nigeria
Holding P & A Asia Company Limited	Bangkok	Thailand
HRA Shipping Company Ltd.	The Republic of the Marshall Islands	The Republic of the Marshall Islands
HTI Shipping Company Ltd.	The Republic of the Marshall Islands	The Republic of the Marshall Islands
Industries Centers EOD Trade 2005 Ltd.	Israel	Israel
Invivo NSA Algerie	Algeria	Algeria
Invivo NSA Sanpo (Tianjin) Pet Products Co., Ltd	Tianjin	China
Jamaica Flour Mills Limited	Jamaica	Jamaica
Jamaica Rice Milling Company Limited	Jamaica	Jamaica
JDS Sarl	Madagascar	Madagascar
Kansas Protein Foods, L.L.C.	Kansas	United States
LANCENTER S.C.A.	Uruguay	Uruguay
LLC ACTI Sovietsky Elevator	Ukraine	Ukraine
LLC ADM UKRAINE	Ukraine	Ukraine
LLC B.I.S.	Ukraine	Ukraine
LLC Ukrelevatorprom	Ukraine	Ukraine
Logus Bar Ashdod Port Ltd.	Israel	Israel
Malta Industries S.A. de C.V.	Mexico	Mexico
Malta Texo De Mexico S.A. de C.V.	Mexico	Mexico
Maniobras Y Servicios Del Interior, S.A. de C.V.	Mexico	Mexico
Master Mix of Trinidad Unlimited	Trinidad	Trinidad And Tobago
Medsofts Company LLC	Egypt	Egypt
Medsofts for Import Co.	Egypt	Egypt
Medsofts for Investment LLC	Egypt	Egypt
Medsofts for Trade LLC (Medsofts Trading)	Egypt	Egypt
Mepla Comércio e Navegação Ltda.	Brazil	Brazil
Mezclas Biomix S.A.S.	Colombia	Colombia
Monti Foods (Pty) Ltd.	South Africa	South Africa
National Enzyme Company, LLC	Missouri	United States
Naviera Chaco S.R.L.	Paraguay	Paraguay
NEC Facilities, LLC	Delaware	United States
NEOVIA	France	France
Neovia Nutrição e Saúde Animal Ltda.	Brazil	Brazil
Neovia Philippines Inc.	Philippines	Philippines
North Star Shipping S.R.L.	Romania	Romania
NUTRILAC	France	France
NutriMix Feed Company, Inc.	Puerto Rico	United States
Olenex C.V.	Netherlands	Netherlands
Pancosma & Associates Marketing (Thailand) Co., Ltd.	Thailand	Thailand
Pancosma (Jiangsu) Feed Additive Co. Ltd.	Zhangjiagang	China
Pancosma (Shanghai) Feed Additives Co. Ltd.	Shanghai	China
Pancosma Canada Inc.	Quebec	Canada
PANCOSMA FRANCE S.A.S	France	France
Pancosma Mexico S.A. de C.V.	Mexico	Mexico
Pancosma North America, Inc.	Illinois	United States
Pancosma SA	Switzerland	Switzerland

PetDine, LLC	Colorado	United States
PJSC ADM Illichivsk	Ukraine	Ukraine
Premiere Agri Technologies Asia, Inc.	Delaware	United States
Premiere Agri Technologies of Mexico, Inc.	Delaware	United States
Proservicios Potencial Humano, S.A. de C.V.	Mexico	Mexico
Provit Sp. z o.o.	Poland	Poland
PT ADM Indonesia Trading and Logistics	Indonesia	Indonesia
Pura Foods Limited	UK	United Kingdom
Rodelle Inc.	Colorado	United States
SANICOOPA	France	France
Sartco Ltda.	Brazil	Brazil
SAVAN (SAHANALA ADM VANILLA) S.A.	Madagascar	Madagascar
SDJ Sarl	Madagascar	Madagascar
Sermix	France	France
Servad S.R.L	Uruguay	Uruguay
Shield Macon LLC	Illinois	United States
Silo P. Kruse Betriebs-GmbH & Co. KG	Germany	Germany
Silo-Betriebsgesellschaft mbH	Germany	Germany
Societe Industrielle des Oleagineux-SIO	France	France
SOJAPROTEIN Limited Liability Company for Soybean Processing Bečej	Becej Industria	Serbia
SORA Laboratories, LLC	Missouri	United States
Southern Cellulose Products, Inc.	Tennessee	United States
Soy Investors, LLC	Iowa	United States
Specialty Commodities, LLC	North Dakota	United States
Sul Mineira Alimentos Ltda.	Brazil	Brazil
Szabadegyhazai Szolgaltato es Vagyonkezeklo KFT	Hungary	Hungary
Terminal Stevedores, Inc.	Louisiana	United States
Terminales De Cargas Especializadas, S.A. De C.V.	Mexico	Mexico
Toepfer International Trading (Shanghai) Co., Ltd.	China	China
UPSCIENCE	France	France
UPSCIENCE ITALIA S.R.L.	Italy	Italy
Vantage Corn Processors LLC	Delaware	United States
Wild Amazon Flavors Concentrados e Corantes para Bebidas Ltda.	Brazil	Brazil
Wild Flavors (Canada) Inc.	Ontario	Canada
Wild Flavors Austria GmbH	Austria	Austria
Wild Flavors International GmbH	Switzerland	Switzerland
Wild Flavors Kenya Limited	Kenya	Kenya
Wild Flavors Middle East FZE	Jebel Ali	United Arab Emirates
Wild Flavors Polska Sp. z o.o.	Poland	Poland
Wild Flavors S.A. de C.V.	Mexico	Mexico
Wild Flavors, Inc.	Delaware	United States
Wild Intermare GmbH	Germany	Germany
Wild Polska Sp. z o.o.	Poland	Poland
WILD RUSSIA LLC	Russia	Russian Federation

Wild Tunesia Sarl	Tunisia	Tunisia
Yerbalatina LTDA	Brazil	Brazil